Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Transcat, Inc.

Rochester, NY

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 33-61665 and 333-109985) of Transcat, Inc. of our report dated June 20, 2012 relating to the March 31, 2012 consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ Freed Maxick CPAs, P.C.
Freed Maxick CPAs, P.C. Buffalo, NY June 20, 2012